UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2007
INFINITY ENERGY RESOURCES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-17204	20-3126427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

633 Seventeenth Street, Suite 1800 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (720) 932-7800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
On December 28, 2007, Infinity Energy Resources, Inc. (the “Company”) received written notification from the NASDAQ Stock Market (“NASDAQ”) indicating that the minimum closing bid price of the Company’s common stock had fallen below $1.00 for 30 consecutive trading days, and therefore, the Company was not in compliance with NASDAQ Marketplace Rule 4450(a)(5). In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company has been provided a compliance period of 180 calendar days, or until June 24, 2008, to regain compliance. The Company may regain compliance if the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of ten consecutive business days at any time before June 24, 2008.
The Company’s press release, dated December 31, 2007, with respect to this matter, is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	Exhibit No.	Description

	99.1	Press Release of Infinity Energy Resources, Inc., dated December 31, 2007, announcing receipt of NASDAQ notice regarding minimum bid price.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: January 3, 2008

Infinity Energy Resources, Inc.
By:	/s/ Daniel F. Hutchins
Daniel F. Hutchins
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Infinity Energy Resources, Inc., dated December 31, 2007, announcing receipt of NASDAQ notice regarding minimum bid price.